Exhibit 99.2

CECO Environmental Corp.

Unaudited Pro Forma Consolidated Financial Information

In thousands, except share data

On February 28, 2013 (the “Closing Date”), CECO Environmental Corp., through its wholly-owned subsidiary CECO Environmental Netherlands B.V. (collectively, the “Company” or “CECO”) acquired 100% of the share capital of ATA Beheer B.V., a Netherlands private company (“ATA”), pursuant to the terms of a Share Purchase Agreement (“SPA”) among CECO and each of the shareholders of ATA (the “Sellers”). ATA and its subsidiaries (including Aarding Thermal Acoustics B.V.) (collectively, “Aarding”) are engaged in the business of designing, engineering, manufacturing and supplying gas turbine exhaust systems and acoustical systems for the power and petro-chemical market.

Proceeds at closing consisted of cash paid of €18,567 ($24,467 based upon the rate of exchange at the Closing Date) and €6,000 ($8,248 as of the Closing Date) with the issuance of 763,673 shares of the Company’s common stock computed by reference to the average closing price of the Company’s common stock for the ninety trading days immediately preceding the Closing Date. The common shares issued to the Sellers contain restrictions on sale or transfer for periods ranging from one to three years from the Closing Date. Accordingly, the preliminary fair value of the common stock issued has been determined to be $7,423, which reflects the estimated fair value of the shares based on the closing price of the Company’s common stock on the Closing Date and a discount related to the sale and transfer restrictions. The purchase price is subject to an increase estimated at €107 ($140 based upon the exchange rate at the Closing Date) as a result of Aarding cash balances, net of debt assumed, at higher amounts than anticipated on the Closing Date.

The unaudited pro forma consolidated balance sheet as of December 31, 2012 is presented as if the acquisition of Aarding had occurred on that date. The unaudited pro forma consolidated statement of income for the year ended December 31, 2012 is presented as if the acquisition had occurred on January 1, 2012.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have actually been reported had the acquisition occurred as of January 1, 2012 or December 31, 2012, nor is it necessarily indicative of future consolidated financial position or results of operations. The unaudited pro forma consolidated financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations or the costs necessary to achieve these cost savings, or synergies, and such differences may be material.

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of CECO and Aarding as of December 31, 2012 and for the year then ended. The estimated fair values of the assets acquired and liabilities assumed, and the related tax balances, are based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the assets acquired and liabilities assumed, and the related tax balances. Such changes could result in material variances between the Company’s future financial results and the amounts presented in the unaudited pro forma information, including variances in the estimated purchase price, fair values recorded and expenses associated with these items.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2012 and with Aarding’s historical consolidated financial statements and notes thereto included in this Form 8-K/A.

CECO Environmental Corp.

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2012

	Historical			Proforma
(In thousands of US dollars)	CECO	Aarding(1)		Adjustments	Consolidated
Current Assets:
Cash and cash equivalents	$22,994	$219	A	$(17,356)	$5,857
Accounts receivable, net	29,499	3,997	J	(104)	33,392
Costs and estimated earnings in excess of billings on uncompleted contracts	5,747	5,389		—	11,136
Inventories, net	3,898	1,832		—	5,730
Prepaid expenses and other current assets	2,183	429	C	1,047	3,659

Total current assets	64,321	11,866		(16,413)	59,774
Property, plant and equipment, net	4,885	967		—	5,852
Goodwill	19,548	289	E	16,772	36,609
Intangible assets - finite life, net	1,283	—	F	3,271	4,554
Intangible assets - indefinite life	3,526	—	F	1,963	5,489
Deferred income tax asset, net	—	1,656	G	(1,622)	34
Deferred charges and other assets	541	93	C	4,187	4,821

	$94,104	$14,871		$8,158	$117,133

Current Liabilities:
Accounts payable and accrued expenses	$15,093	$3,636	I	$532	$19,157
			J	(104)
Consideration transferred in excess of on-hand domestic cash	—	—	A	7,251	7,251
Billings in excess of costs and estimated earnings on uncompleted contracts	11,368	857		—	12,225
Current debt	—	951		—	951
Income taxes payable	1,079	972		—	2,051

Total current liabilities	27,540	6,416		7,679	41,635
Other liabilities	4,442	734		—	5,176
Deferred income tax liability, net	128	—	H	1,309	1,437

Total liabilities	32,110	7,150		8,988	48,248

Commitments and Contingencies

Shareholders’ equity:
Preferred stock	—	—
Common stock	171	963	B	8	179
			K	(963)
Capital in excess of par value	54,800	—	B	7,415	62,215
Retained earnings	9,691	6,758	I	(532)	9,159
			K	(6,758)
Accumulated other comprehensive loss	(2,312)	—		—	(2,312)

	62,350	7,721		(830)	69,241
Less treasury stock	(356)	—		—	(356)

Total shareholders’ equity	61,994	7,721		(830)	68,885

	$94,104	$14,871		$8,158	$117,133

(1)	Balance sheet information for Aarding has been converted from Euros to U.S. Dollars using the exchange rate as of the Closing Date of 1.3084.

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

CECO Environmental Corp.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2012

	Historical			Proforma
(In thousands of US dollars, except per share data)	CECO	Aarding(1)		Adjustments	Consolidated
Net sales	$135,052	$35,274	J	$(522)	$169,804
Cost of sales	92,609	27,004	J	(522)	119,091

Gross profit	42,443	8,270		—	50,713
Selling and administrative	25,429	3,925	C	1,047	31,840
			D	1,439
Amortization	331	12	F	545	888

Income from operations	16,683	4,333		(3,031)	17,985
Other (expense) income, net	(152)	(353)		—	(505)
Interest expense, net	(1,168)	(162)	L	(62)	(1,392)

Income before income taxes	15,363	3,818		(3,093)	16,088
Income tax expense	4,513	1,200	M	(773)	4,940

Net income	$10,850	$2,618		$(2,320)	$11,148

Per share data:

Basic net income per share	$0.73				$0.72

Diluted net income per share	$0.65				$0.64
Weighted average number of common shares outstanding:

Basic	14,813,186		B	763,673	15,576,859

Diluted	17,246,058		B	763,673	18,009,731

(1)	Results for Aarding have been converted from Euros to U.S. Dollars using the exchange rate as of the Closing Date of 1.3084.

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

CECO Environmental Corp.

Notes to Unaudited Pro Forma Consolidated Financial Information

(All amounts in thousands of US Dollars, unless otherwise noted)

1. Description of Transaction

On February 28, 2013 (the “Closing Date”), CECO Environmental Corp., through its wholly-owned subsidiary CECO Environmental Netherlands B.V. (collectively, the “Company” or “CECO”) acquired 100% of the share capital of ATA Beheer B.V., a Netherlands private company (“ATA”), pursuant to the terms of a Share Purchase Agreement (“SPA”) among CECO and each of the shareholders of ATA (the “Sellers”). ATA and its subsidiaries (including Aarding Thermal Acoustics B.V.) (collectively, “Aarding”) are engaged in the business of designing, engineering, manufacturing and supplying gas turbine exhaust systems and acoustical systems for the power and petro-chemical market.

Proceeds at closing consisted of cash paid of €18,567 ($24,467 based upon the rate of exchange at the Closing Date) and €6,000 ($8,248 as of the Closing Date) with the issuance of 763,673 shares of the Company’s common stock computed by reference to the average closing price of the Company’s common stock for the ninety trading days immediately preceding the Closing Date. The common shares issued to the Sellers contain restrictions on sale or transfer for periods ranging from one to three years from the Closing Date. Accordingly, the preliminary fair value of the common stock issued has been determined to be $7,423, which reflects the estimated fair value of the shares based on the closing price of the Company’s common stock on the Closing Date and a discount related to the sale and transfer restrictions. The purchase price is subject to an increase estimated at €107 ($140 based upon the exchange rate at the Closing Date) as a result of Aarding cash balances, net of debt assumed, at higher amounts than anticipated on the Closing Date.

Of the total consideration paid, €4,000 ($5,234 based upon the rate of exchange at the Closing Date) is contingent upon the future employment by the Sellers and, therefore, has been classified as prepaid compensation by the Company.

The SPA also includes contingent cash earn out payments of up to €5,500 ($7,195 based upon the rate of exchange at the Closing Date) if EBITDA targets, as defined in the SPA, are met for periods during 2013 through 2017. Such earn out payments are contingent upon the continued employment of the Sellers. Accordingly, no value for the potential earn out consideration has been allocated to the purchase price of Aarding as any such payments will be reported as future compensation expense by the Company.

2. Basis of Presentation

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of CECO and Aarding as of December 31, 2012 and for the year then ended. All Euro amounts were converted to U.S. dollars using the exchange rate at the close of business on the Closing Date. The historical financial statements of Aarding included in the unaudited pro forma consolidated financial information, prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), were derived from the historical consolidated financial statements of Aarding that were prepared in accordance with Title 9 Book 2 of the Netherlands Civil Code and reconciled to U.S. GAAP at Note 9 at Exhibit 99.1 to this Form 8-K/A. Certain reclassifications were made to the overall presentation of the historical Aarding consolidated financial statements to conform to CECO’s presentation.

The unaudited pro forma consolidated balance sheet as of December 31, 2012 is presented as if the acquisition of Aarding had occurred on that date. The unaudited pro forma consolidated statement of income for the year ended December 31, 2012 is presented as if the acquisition had occurred on January 1, 2012.

The assets acquired and liabilities assumed were recorded at their respective preliminary fair values and added to those of the Company. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have actually been reported had the acquisition occurred as of January 1, 2012 or December 31, 2012, nor is it necessarily indicative of future consolidated financial position or results of operations. The unaudited pro forma consolidated financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations, or the costs necessary to achieve these cost savings, or synergies, and such differences may be material.

The estimated fair values of the assets acquired and liabilities assumed, and the related tax balances, are based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the assets acquired and liabilities assumed, and the related tax balances. Such changes could result in material variances between the Company’s future financial results and the amounts presented in the unaudited pro forma information, including variances in the estimated purchase price, fair values recorded and expenses associated with these items.

Acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. The unaudited pro forma consolidated statement of income does not include acquisition-related transaction costs.

3. Assets Acquired and Liabilities Assumed

A summary of the total purchase price consideration to be allocated is provided below.

As of February 28, 2013
Cash payments at Closing	$24,467
Estimated additional cash payment	140
Value of common stock transferred	7,423

Total consideration	32,030
Less: prepaid compensation	(5,234)

Total purchase price consideration to be allocated	$26,796

The preliminary estimated assets acquired and liabilities assumed by CECO in the acquisition of Aarding, reconciled to the consideration transferred, are provided below and are presented as if the acquisition had occurred on December 31, 2012.

Book value of net assets acquired	$7,721
Adjustment for elimination of historical goodwill	(289)

Adjusted book value of net tangible assets acquired	7,432
Adjustments to:
Goodwill	17,061
Intangible assets – finite life	3,271
Intangible assets – indefinite life	1,963
Deferred tax asset	(1,622)
Deferred tax liability	(1,309)

Total purchase price consideration to be allocated	$26,796

4. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; and Note 3. Assets Acquired and Liabilities Assumed.

Adjustments under the heading “Pro Forma Adjustments” represent the following:

A.	To record the cash consideration paid at closing of $24,467 as well as the expected additional cash payment of $140. The Company’s on-hand domestic cash at December 31, 2012 totaled $17,356. Accordingly, the difference totaling $7,251 is presented as “Consideration transferred in excess of on-hand domestic cash” in the accompanying unaudited pro forma consolidated balance sheet. The Company expects that foreign cash will be reinvested in the respective foreign subsidiaries.

B.	To record the issuance of 763,673 shares of the Company’s common stock to the Sellers. The common shares issued to the Sellers contain restrictions on sale or transfer for periods ranging from one to three years from the Closing Date. Accordingly, the preliminary fair value of the common stock issued has been determined to be $7,423 as of the Closing Date which reflects the estimated fair value based on the closing price of the Company’s common stock on February 28, 2013 and a discount related to the sale and transfer restrictions.

C.	To record the estimated fair value of consideration paid to the Sellers which is classified by the Company as prepaid compensation as such consideration is contingent upon the continued employment of the Sellers for up to five years. The portion removed from contingency after one year, totaling $1,047, is classified as a current asset in the unaudited pro forma consolidated balance sheet and also represents the amount expensed as “Selling and administrative” in the unaudited pro forma consolidated statement of income. The noncurrent portion of the asset totals $4,187. The current and noncurrent portions of this asset are recorded at their preliminary estimated fair values at the Closing Date.

D.	To record the estimated contingent cash earn out compensation expense of $1,439 assuming EBITDA targets, as defined in the SPA, are met.

E.	To record the preliminary estimated goodwill of $17,061 and eliminate the historical goodwill of Aarding of $289.

F.	To record the preliminary estimated fair value of intangible assets acquired. The Company engaged a third party valuation specialist to assist management. Based on preliminary assessment, the acquired intangible asset categories, fair value and average amortization periods are as follows:

	As of February 28, 2013	Average Amortization Period	Estimated Annual Amortization Expense
Intangible assets – finite life Customer relationships and other	$3,271	6 years	$545

Intangible assets – indefinite life Tradename	$1,963	Indefinite	$—

The preliminary estimated fair value of customer relationships is based upon estimated discounted cash flows associated with existing customers and projects using historical and market participant data. The preliminary estimated fair value of the tradename is based on the “relief from royalty” method under which fair value is estimated to be the present value of royalties saved because the Company owns the tradename and, therefore, does not have to pay a royalty for its use.

G.	To adjust for a tax credit of approximately $1,622 associated with Aarding’s Brazilian operations. Pursuant to the SPA, any future collections related to this tax credit must be submitted to the Sellers as a future purchase price adjustment.

H.	To record the deferred tax liability for the fair value adjustments to tradename and customer relationships.

I.	To record the accrual and offsetting charge to retained earnings for acquisition related expenses totaling $532 which were incurred and paid in 2013. No adjustment has been made to the unaudited pro forma consolidated statement of income for these costs as they are non-recurring.

J.	To eliminate intercompany balances and transactions between the Company and Aarding as of and for the year ended December 31, 2012, as follows:

Intercompany accounts receivable/payable at December 31, 2012	$104

Intercompany sales for the year ended December 31, 2012	$522

K.	To eliminate shareholders’ equity of Aarding as of the date of the acquisition.

L.	To adjust for foregone interest income on cash paid for the acquisition of $24,607. The estimated amount of foregone interest is $62 based on an estimated 0.25% yield.

M.	To record the recognition of the income tax consequences of the pro forma adjustments herein. The adjustments have been tax effected at estimated statutory rates.